BONTANG VI
                    DISBURSEMENT TRUSTEE AND
                     PAYING AGENT AGREEMENT

                         (Series 97-1)


     THIS AGREEMENT, made and entered into as of this 19th day of March, 1997, by and between Bank of America National Trust and Savings Association, not in its individual capacity but solely as trustee and paying agent (in such capacity, the "Bontang VI Trustee") under the Bontang VI Trustee and Paying Agent Agreement dated as of March 4, 1997, as the same may be amended from time to time (the "Bontang VI Trust Agreement"); and Bank of America National Trust and Savings Association, not in its individual capacity but solely as disbursement trustee and paying agent under this Agreement:

                      W I T N E S S E T H:

     WHEREAS, the Bontang VI Trustee has entered into a Loan Agreement, dated as of March ___, 1997, among the Bontang VI Trustee, as Borrower, Bank of Taiwan, New York Agency, as Lead Arranger, Bontang LNG Train-H Investment Co., Ltd., as Co-Lead Arranger, the Co-Arrangers, the Co-Agents, the Lenders named therein and The Chase Manhattan Bank, as Agent (as amended or modified from time to time, the "Bontang VI Loan Agreement"); and

     WHEREAS, as a matter of convenience, certain loan proceeds to be received by the Bontang VI Trustee under the Bontang VI Loan Agreement may be maintained in a disbursement trust fund until such time as they are to be disbursed in accordance with the terms hereof and of the Bontang VI Trust Agreement;

     NOW, THEREFORE, in consideration of the above premises and the mutual promises hereinafter contained and other good and valuable consideration, the parties hereto hereby agree as follows:

                           Article 1
                          Definitions
     When used herein, the following terms shall have the meanings set forth below:
     "Bontang VI Loan Agreement" shall have the meaning specified in the recitals to this Agreement.

     "Bontang VI Trust Agreement" shall have the meaning specified in the introduction to this Agreement.

     "Bontang VI Trustee" shall have the meaning specified in the introduction to this Agreement.

     "Capital Project Creditors" shall mean those persons to whom payments are to be made hereunder as specified in payment instructions duly given in accordance with the terms hereof.

     "Depositary" shall mean the United States headquarters or a United States branch of the following institutions appointed pursuant to Section 3.1 hereof as a depositary of funds, properties and rights in the Disbursement Trust Fund:

          (a) any branch or affiliate of Bank of America National Trust and Savings Association, with the power to act as a depositary, or

          (b) any other bank, trust company or financial institution (in each case with trust powers) which (i) has a net worth in excess of $100,000,000.00 or (ii) has outstanding debt securities rated A or better by Standard and Poor's Rating Group or its equivalent by Moody's Investors Service or another nationally recognized rating agency in the United States and, in either case, has been approved in writing by the Bontang VI Trustee.

     "Disbursement Trust Account" shall mean the records of account established and maintained by the Trustee pursuant to Section 2.4 hereof with respect to the Disbursement Trust Fund, which shall be designated by the Trustee and referred to by the parties hereto as the "Series 97-1 Disbursement Trust Account."

     "Disbursement Trust Fund" shall mean the disbursement trust fund established pursuant to Article 2 hereof, which shall be designated as the "Series 97-1 Disbursement Trust Fund."

     "Escrow Agent" shall have the meaning specified in Section 3.4 hereof.

     "Lenders" shall mean the lenders advancing funds to the Bontang VI Trustee under the Bontang VI Loan Agreement.

     "Loan Proceeds" means funds advanced to the Bontang VI Trustee under the Bontang VI Loan Agreement, and any Transferred Amounts
(as defined in Section 3.7(a) of the Bontang VI Trust Agreement).

     "Producers" shall have the meaning specified in the Bontang VI Trust Agreement.

     "Trustee" shall mean Bank of America National Trust and
Savings Association, acting not in its individual capacity but solely as disbursement trustee and paying agent under this Agreement, and its successors.

     Any capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Bontang VI Trust
Agreement.

                           Article 2

                Appointment and Status of Trustee

     2.1 Appointment. The Bontang VI Trustee hereby appoints Bank of America National Trust and Savings Association, and Bank of America National Trust and Savings Association hereby accepts appointment as, and agrees to act as, the Trustee hereunder, subject to the terms and conditions hereof. The appointment of the Trustee is made hereunder pursuant to and for the implementation of
Section 3.7 of the Bontang VI Trust Agreement. The appointment hereunder may be changed only by the agreement in writing of the Bontang VI Trustee; provided, however, that the resignation of or the appointment of a successor to the Bontang VI Trustee in accordance with the Bontang VI Trust Agreement shall be deemed also to be a resignation or, as the case may be, an appointment of a successor to the Trustee hereunder.

     2.2 Receipt of Loan Proceeds. The Trustee shall receive and hold, or cause to be held as part of the Disbursement Trust Fund, all disbursements of Loan Proceeds received by it from the Lenders under the Bontang VI Loan Agreement.

     2.3 Disbursement Trust Fund. All such amounts received hereunder, including, without limitation, and together with any security or securities acquired or other investments made for or with such amounts, all appreciation and interest or dividends thereon and other income or property received therefrom, shall constitute and be part of the Disbursement Trust Fund to be held in trust for the benefit of those having a right, to the extent provided herein, to disbursements hereunder.

     2.4 Disbursement Trust Account. The Trustee shall establish and maintain at the Trustee's office, records of account in which necessary entries shall be made with respect to all receipts into and payments out of the Disbursement Trust Account, which shall be consistent with the treatment of Bontang VI Trust Funds under
Section 9.3 (excluding the first sentence thereof) of the Bontang VI Trust Agreement.

     2.5 Recording of Entries. In the records of account of the Disbursement Trust Account, the Trustee shall, after receipt of payment instructions pursuant to Article 4 hereof, record and make entries for each of the Capital Project Creditors and the Bontang VI Trustee to reflect clearly the interest of each party in the assets of the Disbursement Trust Fund that arise pursuant to such instructions for payment to each respective party and the receipts and payments therefrom.

     2.6 Currencies. The Trustee shall hold or cause to be held in the Disbursement Trust Fund all sums of money in the same currencies as shall have been paid into it, unless otherwise directed by the Bontang VI Trustee for effecting necessary payments, and the Trustee may establish and maintain bank accounts in such currencies as shall be necessary for the foregoing.

     2.7  Reports.  The Trustee shall furnish to the Bontang VI
     Trustee:

          (a) within 20 days after the close of each calendar quarter, a statement prepared by the Trustee setting forth the amount and source (by category) of funds received and disbursed pursuant to this Agreement during such preceding calendar quarter, and a statement of the cash and investments held under this Agreement as of the end of such period; and

          (b) within 45 days after the close of each calendar year, a statement prepared by the Trustee setting forth the amount and source (by category) of funds received and disbursed pursuant to this Agreement during the previous calendar year and the income earned on funds held in the Disbursement Trust Fund during the previous calendar year, and a statement of the cash and investments held under this Agreement as of the end of such period.

                           Article 3

                  Depositary and Escrow Agent

     3.1 Appointment. The Trustee may, upon the consent of the Bontang VI Trustee, appoint and remove any Depositary for the purposes of safekeeping, investment or disbursement of funds, properties and rights in the Disbursement Trust Fund, and may entrust the Depositary with the exclusive custody and possession of such funds, properties and rights in the Disbursement Trust Fund.

     3.2 Notification. If the Trustee shall have appointed a Depositary, the Trustee shall notify the Bontang VI Trustee of the appointment as soon as practicable.

     3.3 Responsibilities of Trustee. If the Trustee shall have appointed a Depositary, the Trustee's responsibilities with respect to the funds, properties and rights held by the Depositary shall only be to maintain and administer the accounting of the Disbursement Trust Account, and the Depositary shall have the exclusive custody, responsibility for and possession of the funds, properties and rights held by it.

     3.4 Escrow Agent. The Trustee may, upon the consent of the Bontang VI Trustee, appoint and remove any bank, trust company or financial institution that conforms to the definition of "Depositary" as an escrow agent ("Escrow Agent"), and with respect thereto, the provisions of Sections 3.2 and 3.3 above shall apply mutatis mutandis.

     3.5 Conditions of Appointment. It shall be a condition to the appointment of any Depositary or Escrow Agent hereunder that the bank, trust company or financial institution so appointed shall agree to hold the funds, properties and rights held by it in trust on the same basis, and subject to the same rights and obligations, as are set forth in this Agreement with respect to the Trustee, and upon such agreement, such rights and obligations shall be enjoyed by and binding upon such Depositary or Escrow Agent. The terms of appointment of any Depositary or Escrow Agent shall not be inconsistent with the provisions of this Agreement, the Bontang VI Trust Agreement or the Bontang VI Loan Agreement.

     3.6 Required Consent. Without the consent of the Bontang VI Trustee, no funds, properties or rights shall be transferred from the custody and possession of the Trustee to the custody and possession of a Depositary or Escrow Agent, nor shall any such funds, properties or rights be transferred from a Depositary or Escrow Agent to the Trustee without such consent, unless such transfer shall be required for effecting necessary payments hereunder.

                           Article 4

               Payment Instructions and Interest

     4.1 No Interest. Except as otherwise provided in Article 6 below, no party shall have any interest or any right of whatever kind or nature in the Disbursement Trust Fund until payment instructions shall have been duly provided pursuant hereto. Upon receipt by the Trustee of payment instructions provided in accordance with and meeting the requirements of Section 4.2 below, the payee (including any Capital Project Creditor) named therein shall acquire an interest in the funds and assets of the Disbursement Trust Fund only to the extent set forth in said payment instructions.

     4.2 Payment Instructions. With respect to any particular payment, payment instructions hereunder will be honored only upon the receipt by the Trustee of payment instructions from the Bontang VI Trustee. Each payment instruction from the Bontang VI Trustee hereunder shall include the following information:

          (i) the designation of this Agreement as that under which payment is to be made;

          (ii) the name of payee and the place and manner of payment;

          (iii)the amount of such payment and the currency to be used; and

          (iv) a brief description of the purpose of such payment, together with the relevant invoice number or designation of other relevant payment documentation.

4.3 Incompleteness. If any payment instruction does not include all of the information required by Section 4.2 above, the Trustee shall promptly so notify the Bontang VI Trustee by telex or telecopier transmission (with a copy to the Producers) and shall not comply with such incomplete instructions.

     4.4  Entitled to Rely.  The Trustee and any Depositary or
Escrow Agent shall be entitled to rely upon payment instructions provided in accordance with this Article 4 in making payments out of the funds in the Disbursement Trust Fund.

     4.5 Making of Payments. Each of the Trustee and any Depositary or Escrow Agent shall honor each payment instruction submitted to it in accordance with this Article 4 by making the payments specified therein only to the extent and out of amounts then held in the Disbursement Trust Fund. In honoring such payment instruction, neither the Trustee nor any Depositary or Escrow Agent shall have any responsibility for determining whether or not the payment disbursed is being made in accordance with the Bontang VI Loan Agreement, the Bontang VI Trust Agreement or any other agreements or understandings, it being understood that the Trustee's and any Depositary's or Escrow Agent's sole responsibility with regard to any payment instructions shall be to make disbursements in accordance therewith.

     4.6 Sufficient Funds Required. Neither the Trustee nor any Depositary or Escrow Agent shall be obligated to make a payment unless and until it holds sufficient funds in the Disbursement Trust Fund to make all payments referred to in the related payment instruction, unless a partial payment is directed by the Bontang VI Trustee, but the Trustee or Depositary or Escrow Agent shall honor any subsequent payment instruction if there shall be sufficient funds to do so in the Disbursement Trust Fund.

     4.7 Currencies of Payments. All payments made by the Trustee or any Depositary or Escrow Agent in currencies other than those held in the Disbursement Trust Fund shall be effected by such exchange transactions pursuant to procedures directed by the Producers and advised to the Trustee or such Depositary or Escrow Agent, and the honoring of a payment instruction may be delayed for any period necessary to effect such transactions. Expenses and risk of exchange shall be borne by the Disbursement Trust Fund.

     4.8 Distribution of Annual Income. The Trustee shall invest monies in the Disbursement Trust Account in the same type of investments and in the same manner as provided for in Sections 10.1 and 10.2 of the Bontang VI Trust Agreement. Upon receipt of payment instructions from the Bontang VI Trustee on or after February 15 of each year, which payment instructions shall include notification from the Accountants regarding the amount of investment income earned during such previous calendar year, the Trustee shall promptly pay to the Bontang VI Trustee the amount of such investment income.

                           Article 5

                     Concerning the Trustee

     5.1 Duties. In connection with its duties, rights and powers under this Agreement (including in relation to transactions it may enter into pursuant thereto), the Trustee shall be subject to the following:

          (a) The Trustee shall be entitled to act upon any notice, certificate, request, direction, waiver, receipt or other document that it in good faith believes to be genuine; and it shall be entitled to rely upon the due execution, validity and effectiveness, and the truth and acceptability of any provisions contained therein.

          (b) The Trustee shall not be liable for any error of judgment or for any act done or omitted by it in good faith or for any mistake of fact or law, or for anything which it may do or refrain from doing, except for its own gross negligence or willful misconduct, nor shall the Trustee be liable for special, indirect or consequential loss or damage of any kind, including, without limitation, lost profits, except such losses or damages resulting from its willful misconduct.

          (c)  Neither the Trustee nor any Depositary or Escrow
     Agent shall be required to furnish any bond or other security for the faithful performance of its duties as such, in any jurisdiction.

          (d) The Trustee may consult with, and obtain advice from, accounting and legal advisers, and it shall incur no liability or loss and shall be fully protected in acting in good faith in accordance with the opinion and advice of such advisors.

          (e) The Trustee shall have no duties other than those specifically set forth or provided for in this Agreement. The Trustee shall have no obligation to familiarize itself with and shall have no responsibility with respect to any agreement to which it is not a party relating to the transactions contemplated by this Agreement nor any obligation to inquire whether any notice, instruction, statement or calculation is in conformity with the terms of any such agreement, except for those irregularities, errors or mistakes apparent on the face of such document or to the knowledge of the Trustee. If, however, any remittance or communication received by the Trustee appears erroneous or irregular on its face, the Trustee shall be under a duty to make prompt inquiry to the person or party originating such remittance or communication in order to determine whether a clerical error or inadvertent mistake has occurred.

     5.2 Compensation. The Trustee shall be entitled to reasonable compensation to be agreed upon from time to time between the parties for the services to be performed by the Trustee hereunder and to be reimbursed for all reasonable out-of-pocket expenses incurred by the Trustee in connection therewith. The Trustee may charge such agreed compensation and expenses to the Disbursement Trust Fund, providing the Bontang VI Trustee with such evidence as to the nature and amount of such expenses as the Bontang VI Trustee may reasonably require. If the balance in the Disbursement Trust Fund is insufficient therefor, then the Bontang VI Trustee shall pay such compensation and expenses to the Trustee.

                           Article 6
                          Termination
     This Agreement and the Disbursement Trust Fund shall continue until the Trustee shall have received instructions from the Bontang VI Trustee to terminate the Disbursement Trust Fund. Upon receipt of such instructions, the Trustee shall forthwith convert to cash any investments then held by it and promptly pay over to the parties specified in such instructions such cash proceeds plus any other amounts then held in the Disbursement Trust Fund, less any amounts payable to the Trustee under Sections 5.2 and 7.3 hereof.

                           Article 7

                       General Provisions

     7.1 Amendment. This Agreement may not be revoked, amended, modified, varied or supplemented except by a written instrument duly executed by the Trustee and the Bontang VI Trustee.

     7.2 Enforcement. Enforcement of any provision of this Agreement shall not be affected by any previous waiver or course of dealing.

     7.3 Indemnification. The Bontang VI Trustee shall indemnify the Trustee and all Depositaries and Escrow Agents for, and hold each of them harmless against, any loss, liability, claim, judgment, settlement, compromise or reasonable expense incurred or suffered without gross negligence or willful misconduct on the part of the Trustee or any Depositary or Escrow Agent, arising out of or in connection with its entering into this Agreement and carrying out its duties or exercising its rights hereunder.

     7.4 Claims against Trustee. If either party shall claim compensation for any damage sustained by reason of the failure to perform, or the breach of, any provision of this Agreement, such
person    shall, within 30 days after sustaining such damage or
acquiring knowledge of such event or failure or breach of performance, make a written statement to the breaching person of the nature of the damage sustained and the details and amount thereof. Should such person fail to make the statements required hereunder within the 30-day period, its claim for such compensation shall be deemed to be forfeited and waived and upon expiration of the 30-day period such claim for damages shall be invalidated.

     7.5 Incumbency Certificates. The Bontang VI Trustee shall furnish the Trustee and all Depositaries and Escrow Agents from time to time with duly executed incumbency certificates showing the names, titles and specimen signatures of the persons authorized on behalf of the Bontang VI Trustee to take the actions and give the notifications, approvals and instructions required by this Agreement.

     7.6 Notices. All notices, approvals, instructions, and other communications for purposes of this Agreement shall be in writing, which shall include transmission by telex or telecopier. All communications given by telex or telecopier shall be directed as set forth below, provided that, if any communication is received by the Trustee from a telex or telecopy number other than those set forth below, its responses thereto may be directed to the number from which such communication was received:

          A. To the Bontang VI Trustee at the following mail, telex and telecopier addresses:

               Bank of America National Trust and Savings
     Association
               One World Trade Center, 9th Floor
               New York, New York 10048-1191
               Attention:  Vice President-Manager
               Telex:  62 944
               Answerback:  BOA UW
               Telecopier No.:  (212) 390-3595

          B. To the Trustee at the following mail, telex and telecopier addresses:

               Bank of America National Trust and Savings
     Association
               One World Trade Center, 9th Floor
               New York, New York 10048
               Attention:  Vice President-Manager
               Telex:  62 944
               Answerback:  BOA UW
               Telecopier No.:  (212) 390-3595

     Any party hereto may designate additional addresses for particular communications as required from time to time, and may change any address, by notice given 10 days in advance of such additions or changes. Immediately upon receiving communications by telex or telecopier, a party may request a repeat transmittal of the entire communication or confirmation of particular matters.

     7.7 DISPUTES. ALL DISPUTES ARISING BETWEEN THE PARTIES RELATING TO THIS AGREEMENT OR THE INTERPRETATION OR PERFORMANCE HEREOF, SHALL BE FINALLY SETTLED BY ARBITRATION CONDUCTED IN THE ENGLISH LANGUAGE IN PARIS, FRANCE, BY THREE ARBITRATORS UNDER THE RULES OF ARBITRATION OF THE INTERNATIONAL CHAMBER OF COMMERCE. JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, OR APPLICATION BE MADE TO SUCH COURT FOR A JUDICIAL ACCEPTANCE OF THE AWARD AND AN ORDER OF ENFORCEMENT AS THE CASE MAY BE. ANY AWARD MADE UNDER THIS SECTION 7.7 SHALL BE BINDING UPON ALL PARTIES CONCERNED.

     7.8 Governing Law. This agreement shall be governed by and construed in accordance with the law of the State of New York, United States of America, applicable to agreements made and to be performed entirely within such state.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized signatories as of the date first above written.


                              BANK OF AMERICA NATIONAL TRUST AND
                                SAVINGS ASSOCIATION,
                                as Trustee and Paying Agent under
                                the Bontang VI Trustee and Paying
                                Agent Agreement dated as of March
                                4, 1997



                              By:            /s/
                                Name:   Hanafi Gan Bin Abdullah
                                Title:  a/k/a/ Gan Kah Chai
                                        Senior Vice President and
                                        Country Manager



                              BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION,
                              as Disbursement Trustee and
                              Paying Agent hereunder



                              By:            /s/
                                Name:   Hanafi Gan Bin Abdullah
                                Title:  a/k/a/ Gan Kah Chai
                                        Senior Vice President and
                                        Country Manager